UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       October 20, 2021

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California	94945
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code:                  (415) 899-1555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, no par value	HNNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 20, 2021, Hennessy Advisors, Inc. (the “Company”) completed the previously announced offering of $40,250,000 aggregate principal amount of the Company’s 4.875% Notes due 2026 (the “2026 Notes”), which amount includes the full exercise by the underwriters of their option to purchase an additional $5,250,000 aggregate principal amount of the 2026 Notes (the “Offering”).

The 2026 Notes were sold pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-259750) filed with the Securities and Exchange Commission on September 23, 2021, and declared effective on October 13, 2021. The 2026 Notes were issued pursuant to the Indenture entered into by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), dated as of October 20, 2021 (the “Base Indenture”) as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture” together with the Base Indenture, the “Indenture), dated as of October 20, 2021, between the Company and the Trustee.

The public offering price of the 2026 Notes was 100.0% of the principal amount (i.e., $40,250,000). The Company received net proceeds after discounts and commissions, but before expenses and payment of other fees, of approximately $39,042,500. The Company expects to use the proceeds of the Offering for general corporate purposes, which may include future acquisitions or repurchase of shares of our outstanding common stock pursuant to a self-tender offer.

The 2026 Notes bear interest at the rate of 4.875% per annum. Interest on the 2026 Notes is payable quarterly on March 31, June 30, September 30, and December 31 of each year, commencing December 31, 2021. The 2026 Notes will mature on December 31, 2026.

The Company may redeem the 2026 Notes in whole or in part at any time or from time to time at its option on or after December 31, 2023, upon not less than 30 days’ nor more than 60 days’ written notice by mail prior to the date fixed for redemption thereof, at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the dated fixed for redemption. On and after any redemption date, interest will cease to accrue on the redeemed 2026 Notes.

The Indenture also contains customary event of default and cure provisions. If an uncured default occurs and is continuing, the Trustee or the holders of not less than 25% of the principal amount of the 2026 Notes may declare the 2026 Notes to be immediately due and payable.

The 2026 Notes are senior unsecured obligations of the Company and rank equal in right of payment with the Company’s existing and future unsecured, unsubordinated indebtedness.

The foregoing description of the Indenture and the 2026 Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Form of 2026 Notes. The Base Indenture, the First Supplemental Indenture, and the Form of 2026 Notes are filed as Exhibits 4.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference in this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the 2026 Notes and the Indenture set forth in Item 1.01 is incorporated by reference in this report.

Item 7.01	Regulation FD Disclosure

On October 20, 2021, the Company issued a press release announcing the completion of the Offering. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Additionally, furnished as Exhibit 99.2 to this Current Report on Form 8-K are the Company’s unaudited pro forma condensed balance sheet data and explanatory note as of June 30, 2021, to illustrate the effects of the Offering and receipt of the proceeds therefrom.

Item 9.01.	Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit	Description
4.1	Indenture, dated as of October 20, 2021, between the Company and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated as of October 20, 2021, between Hennessy Advisors, Inc. and U.S. Bank National Association, as trustee.
4.3	Form of 4.875% Notes due 2026 (included as Exhibit A to Exhibit 4.2 above).
99.1	Press release, dated October 20, 2021.
99.2	Unaudited pro forma condensed balance sheet data and explanatory note as of June 30, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

October 20, 2021	By:	/s/ Teresa M. Nilsen
Teresa M. Nilsen
President and Chief Operating Officer